EXHIBIT 31.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO 13a-14(a)
UNDER THE SECURITIES EXCHANGE ACT OF 1934

I, Leigh J. Abrams, Chief Executive Officer, certify that:

1)	I have reviewed this annual report on Form 10-K/A of Drew Industries Incorporated;

2)
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: December 11, 2008
By: /s/Leigh J. Abrams
Leigh J. Abrams, Chief Executive Officer